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                               Exhibit 23.2

                  Consent of Castaing, Hussey & Lolan, LLP


                       INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999 appearing in the Annual Report on Form 10-K of ISB Financial Corporation for the year ended December 31, 1998.


/s/Castaing, Hussey, Lolan & Dauterive, LLP

New Iberia, Louisiana
June 21, 1999
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